FOR FURTHER INFORMATION CONTACT:
Kay Osbourn
Chief Financial Officer
(512) 837-7100
PR@citizensinc.com

FOR IMMEDIATE RELEASE
October 10, 2014

Citizens, Inc. Schedules Third Quarter and Nine Months Ended 2014 Reporting

• News release on results planned for Wednesday, November 5, 2014
• Investor conference call scheduled for Thursday, November 6, 2014 at 10:00 AM CST

AUSTIN, TEXAS (October 10, 2014) – Citizens, Inc., (NYSE: CIA) today announced its anticipated schedule for third-quarter 2014 reporting.

On Wednesday, November 5, 2014, Citizens plans to issue its news release regarding third quarter ended 2014 results. On Thursday, November 6, 2014, Citizens expects to conduct a conference call to discuss operating results at 10:00 AM Central Time (11:00 AM ET). The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (888) 438-5491 and ask to join the Citizens call, conference ID 5181201. We recommend participants dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens' website www.citizensinc.com in the Investor Information section under SEC Filings & News Releases following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated, whole life, cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.